FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Joele Frank / Steve Frankel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Express Scripts Announces Exchange Offer for Caremark
St. Louis, January 16, 2007 — Express Scripts, Inc. (Nasdaq: ESRX) today announced that it is commencing an exchange offer for all outstanding shares of Caremark Rx, Inc., (NYSE: CMX) in furtherance of Express Scripts’ previously announced proposal to acquire Caremark. The complete terms, conditions and other details of the Exchange Offer are set forth in the offering documents that Express Scripts will file later today with the Securities and Exchange Commission.
Under the terms of the Exchange Offer, Express Scripts is offering Caremark stockholders $29.25 in cash and 0.426 shares of Express Scripts stock for each share of Caremark stock. Based on closing stock prices on Friday, January 12, 2007, the Express Scripts offer has a value of $56.87 per share, or approximately $25 billion in the aggregate, and provides Caremark stockholders with a 7% premium to the current value of the CVS proposal. Furthermore, based on the Express Scripts closing price on December 15, 2006, the Express Scripts offer represents a 22% premium over the average closing stock price of Caremark between November 1, 2006, the day its proposed acquisition by CVS was announced, and December 15, 2006, the last day of trading before the Express Scripts offer was announced.
In announcing its intent to commence its Exchange Offer, Express Scripts stated:
“Express Scripts is offering Caremark stockholders a superior currency and greater certainty of value than the CVS/Caremark combination. We have a proven track record of integrating and optimizing the performance of our acquired businesses, thereby creating additional value for stockholders, having completed five successful acquisitions since 1998. We note that based on our past experience, each time we have acquired another PBM the combined businesses increased in the number of customers beyond what both had at the time of acquisition. The advantages of an Express Scripts-Caremark combination are strategically and financially compelling. The data is clear — horizontal PBM transactions create significant value; vertical PBM transactions destroy value. Our synergy estimates are sound and based on identifiable and clearly achievable opportunities. In addition, the combined strong free cash flow will allow rapid deleveraging.
“While we would prefer to meet with the Caremark Board and management to negotiate a transaction between Express Scripts and Caremark, we are taking this action in light of the Caremark Board’s rejection of and refusal to even discuss our superior proposal. We remain committed to pursuing a combination of our two companies to create superior value for our respective stockholders, plan sponsors and patients.”
The offer and withdrawal rights are scheduled to expire at 12:00 midnight, New York City time, on Tuesday, February 13, 2007, subject to extension. The offering documents, including a prospectus/offer to exchange and a related letter of transmittal, describing the exchange offer and the means for Caremark stockholders to tender their shares of Caremark common stock into the offer will be mailed to Caremark stockholders of record.
Caremark stockholders may also obtain copies of all of the offering documents, including the prospectus/offer to exchange (and the related letter of transmittal), free of charge when they become available at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts has executed commitment letters with Citigroup Corporate and Investment Banking and Credit Suisse to fully finance the proposed transaction.
The Exchange Offer is subject to a number of conditions as described in the prospectus/offer to exchange.
On January 3, 2007, the Company filed the premerger notification and report form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act in connection with the acquisition of shares of Caremark and anticipates obtaining regulatory clearance in a timely manner.
Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Express Scripts, and Citigroup Corporate and Investment Banking and Credit Suisse are acting as financial advisors. MacKenzie Partners, Inc. is acting as proxy advisor to Express Scripts.
Analyst/Investor Conference Call/Webcast
Express Scripts will be discussing the Exchange Offer and proposal to acquire Caremark with analysts and investors on a conference call at 10:00 a.m. ET today. The conference call can be accessed by dialing (866) 406-5369 (U.S. dial-in) or (973) 582-2847 (international dial-in), conference code 8331522. Accompanying slides will be available on the Express Scripts website at www.express-scripts.com. The Company will webcast the call to all interested parties through the investor relations section of its website: www.express-scripts.com. Please see the website for details on how to access the webcast.
A replay of the conference call will be available through January 23, 2007 and can be accessed by dialing (877) 519-4471, conference code 8331522. International callers can access the replay by dialing (973) 341-3080, conference code 8331522. The replay will also be available at the Express Scripts website, www.express-scripts.com.

Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Proxy Statement
Express Scripts has filed a preliminary proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that preliminary proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange or registration statement that Express Scripts intends to file with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read this document, all other applicable documents, and any amendments or supplements thereto when they becomes available, because each will contain important information. Such documents will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction or regarding Caremark’s special meeting to approve the proposed merger with CVS. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.
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